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                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT dated as of the 12th day of July, 1999 between AD-STAR SERVICES, INCORPORATED, a New York corporation (the "Company") and ELI ROUSSO (the "Executive").

         1.       PERIOD.

                  Subject to the terms and conditions hereof, the term of employment of the Executive under this Agreement shall be for the period (the "Employment Period") commencing on July 1, 1999 and terminating on the expiration of three (3) years from such date, unless sooner terminated by the death of the Executive or as provided in Paragraphs 4, 5 or 6 hereof.

         2. DUTIES AND RESPONSIBILITIES. The Company shall employ the Executive and the Executive accepts such employment as Executive Vice President and Chief Technology Officer of the Company during the Employment Period. The Executive shall report to and be subject to the direction of the Board of Directors and shall perform such duties commensurate with his title and position as may be assigned to him from time to time by the Board of Directors. During the Employment Period, the Executive shall devote his full time, energy, skill and attention to the businesses of the Company and shall perform his duties in a diligent, trustworthy, loyal and businesslike manner.
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         3.       COMPENSATION AND BENEFITS.

                  (a) The Executive's base compensation shall be at the annual rate of $150,000, which amount shall be increased to $200,000 commencing on the first day of the month following the initial public offering of the Company's common stock, in each case payable in regular installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions to which the Executive shall agree.

                  (b) The Executive shall be entitled to such increase in base compensation or bonuses as and when determined by the Board of Directors.

                  (c) Except as otherwise provided herein, the Executive shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company, upon such terms and conditions as are made available to executives of the Company, generally.

                  (d) The Executive shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties and upon submission of appropriate documentation in accordance with the Company's procedures.

                  (e) The Executive shall be entitled to paid vacation during each calendar year in accordance with the procedures of the Company in effect from time to time.


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                  (f) The Executive shall be entitled to disability benefits and medical insurance at the same level as now provided by the Company or at such higher level as the Company may hereafter provide for other executives or employees in the Company.

                  (g) The Executive shall be entitled to a car allowance or use of a car in accordance with current practice.

                  (h) The Company and Executive acknowledge that the Company and InterEquity Capital Partners, L.P. are parties to a Loan and Subscription Agreement, which contains terms which may prohibit the Company from making payments to Executive hereunder. The Company and Executive acknowledge that any such prohibited payments shall not be made to the Executive, but shall accrue to the benefit of Executive and shall be payable to Executive only at such time and only in such amounts as will not, at the time of payment, violate any of the terms and conditions of the Loan and Subscription Agreement.

         4. TERMINATION IN CASE OF DEATH OR DISABILITY. In case of a Disability, which for this purpose shall mean that as a result of illness or injury, the Executive is unable substantially to perform his duties hereunder for a period of at least one hundred eighty (180) consecutive days, the Company may terminate the Executive's employment hereunder upon giving the Executive at least thirty (30) days' written notice of termination; provided, however, that if the Executive is eligible to receive disability payments pursuant to a disability insurance policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this Agreement. This Agreement shall terminate upon the death of the Executive.

         5.       OTHER TERMINATION BY THE COMPANY.

                  (a) The Company may terminate the Executive's employment for Cause (as defined in sub-paragraph (b) below); provided, however, that the Company shall not terminate this Agreement for reasons set forth in Section 5(b)(i) unless the Company shall first have delivered to the Executive a notice which specifically identifies such Cause and the Executive shall not have cured the same within thirty (30) days after receipt of such notice (the "Cure Period").
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                  (b) "Cause" shall mean (i) a material breach by the Executive of any of the terms, covenants, agreements or representations set forth herein, or (ii) the Executive willingly engaging in misconduct which is materially injurious to the Company, monetarily or otherwise, including, but not limited to, engaging in any conduct which constitutes a crime under federal, state or local laws (other than traffic violations).

         6. TERMINATION BY THE EXECUTIVE FOR "GOOD REASON". The Executive may terminate his employment for "Good Reason" if:

                  (a) he is assigned, without his express written consent, any duties inconsistent with his positions, duties, responsibilities, authority and status with the Company as of the date hereof, or his reporting responsibilities or titles as in effect as of the date hereof are changed; provided, however, that prior to termination of employment by Executive pursuant to this Section 6(a), Executive shall notify the Company's Board of Directors in writing of the causes for such termination and the Board shall have twenty (20) days from the receipt of such notice to substantially cure such causes for termination; or

                  (b) his compensation or benefits are reduced; provided, however, that the deferral of payments provided for in Section 3(h) of this Agreement shall not constitute a reduction in compensation or benefits.

         7. LIQUIDATED DAMAGES. It is understood that if the Executive (i) shall elect to terminate his employment for a Good Reason (as defined above) or
(ii) his employment is terminated by the Company otherwise than as provided in
Section 4 and 5, the Executive will suffer damages which will be difficult to calculate. Consequently, in the event of a termination of the Executive's employment for either of these reasons, the Executive shall be entitled by way of liquidated damages and not as a penalty to receive a single lump sum payment in an amount equal to the amount of the compensation payments that, but for his termination of employment under this Section


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7, would have been payable to the Executive for the remainder of the Employment
Period or twelve (12) months, whichever is higher.

         Such payment shall be made by the Company to the Executive within fifteen (15) days following his termination of employment for the reason set forth in this Section 7. The Executive shall not be required to mitigate the amount of any payment provided in this Section 7 nor shall the amount payable under this Section be reduced by any compensation earned by the Executive after the date of his termination of employment.

         8.       CONFIDENTIALITY; NON-COMPETE.

                  (a) The Executive agrees that during the Employment Period, or at any time thereafter, he will not, directly or indirectly, use for his own benefit or for the benefit of any third party, or reveal or cause to be revealed to any person, firm, entity or corporation, any Confidential Information (as defined herein) which relates to the Company or its customers. Confidential Information shall include, but not be limited to, trade secrets, supplier lists, customer lists, intellectual property and any other information, whether or not proprietary, which relates to the business of the Company and which otherwise is not considered to be public information; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (i) information not proprietary to the Company, (ii) information which is then in the public domain, or (iii) information required to be disclosed by law.


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                  (b) The Executive further agrees that during the Employment
Period and for a period of eighteen (18) months thereafter, he will not, directly or indirectly, in any manner (i) engage in any business which competes with any business conducted by the Company, and will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm, entity, or business that is so engaged unless duly authorized by written consent of the Company; provided, however, that nothing herein shall prohibit the Executive from owning not more than three (3%) percent of the outstanding stock of any publicly held corporation; (ii) persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by any other entity; (iii) persuade or attempt to persuade any current customer or former customer to reduce the amount of business it does or intends or anticipates doing with the Company or (iv) take any action which might divert from the Company any opportunity of which he became aware during his employment with the Company which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

                  (c) The Executive acknowledges that a violation of any of the covenants contained in this paragraph 8 may cause irreparable injury to the Company and that the Company will be entitled, in addition to any other rights and remedies it may have, to injunctive relief; provided, however, that nothing contained herein constitutes a waiver by the Executive of his rights to contest the existence of any such violation of such covenants.


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                  (d) In the event the covenants contained in this paragraph 8 should be held by any court or other duly constituted judicial authority to be void or otherwise unenforceable in any particular jurisdiction or with respect to any particular activity, then such covenants so affected shall be deemed to have been amended and modified so as to eliminate therefrom the particular jurisdiction or activity as to which such covenants are so held to be void or otherwise unenforceable, and, as to all other jurisdictions and activities covered hereby, the terms and provisions hereof shall remain in full force and effect.

                  (e) In the event this Agreement shall be terminated, then notwithstanding such termination, the provisions of this paragraph 8 shall survive such termination.

         9. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10. NOTICE. Any notice, request, instruction or other document to be given hereunder by any party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:


                  If to the Company
                     addressed to:          Ad-Star Services, Incorporated
                                            4553 Glencoe Avenue, Suite 325
                                            Marina del Rey, California 90292


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                  If to the Executive
                     to:                    Eli Rousso
                                            Ad-Star Services, Incorporated
                                            4553 Glencoe Avenue, Suite 325
                                            Marina del Rey, California 90292


         11. GOVERNING LAW; CHANGE OR TERMINATION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be performed in California, and may not be changed or terminated orally.

         12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the date first hereinabove written.

                                         AD-STAR SERVICES, INCORPORATED



                                         BY: /s/ B.J. DOUEK
                                             _________________________________
                                              NAME: B.J. DOUEK
                                              TITLE: CFO & VP



                                          /s/ ELI ROUSSO
                                         ______________________________________
                                         ELI ROUSSO


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